UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 4, 2003
                                                  ------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
              (Exact Name of registrant specified in its charter) (Originator of the Chase Credit Card Master Trust)





United States               333-84400                     22-2382028
-------------               ---------                     ----------
(State or other         (Commission File Number)          (I.R.S. employer
Jurisdiction of                                           Identification No.)
Incorporation)


                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                            ----------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 575-5000.


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Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                 Description
______________________________________________________________________________

99.1 Press Release


Item 9.  Regulation FD Disclosure
         -------------------------

         CHASE USA ANNOUNCES SUCCESSFUL COMPLETION OF CONSENT SOLICITATIONS

          Chase Manhattan Bank USA, National Association announced today that it had successfully completed the consent solicitations for three series of securities issued by the Chase Credit Card Master Trust - Series 1996-3, Series 1996-2 and Series 1999-3, that it had commenced on May 19, 2003. As of 5:00 p.m. New York City time on June 4, 2003, when the solicitation period expired, Chase USA had received consents representing approximately 64.7%, 82.2% and 69.7%, respectively, of the outstanding principal amount for each of the three series authorizing the proposed amendment to their respective series supplements. The proposed amendments will be executed upon receipt of letters from Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Ratings, confirming that adoption of the proposed amendments will not result in a reduction or withdrawal of the respective ratings of the certificates or notes for each of the three series. Chase USA anticipates receiving the letters from these rating agencies within the next several days.

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHASE MANHATTAN BANK USA,
                                        NATIONAL ASSOCIATION



                                        By:/s/ Patricia Garvey
                                           --------------------------
                                           Name: Patricia Garvey
                                           Title: Vice President



Date: June 6, 2003

                               EXHIBIT INDEX


Exhibit No.                                Description
---------------------------------------------------------------------------

99.1     Press Release